FEDERAL HOME LOAN BANK OF DES MOINES
MEMBER CALL SCRIPT
THURSDAY, OCTOBER 2, 2014

•	Good afternoon. This is Dale Oberkfell, chair of the Federal Home Loan Bank of Des Moines board. I’d like to welcome you and thank you for joining our special call today.

•	Dick Swanson, president and CEO of the Federal Home Loan Bank of Des Moines, is also on the phone.

•	Before we start, I have a statement to read pertaining to the information that will be shared on today’s call:

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This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance may differ materially from those expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability of the parties to complete the merger and those factors discussed in the Des Moines Bank’s filings with the Securities and Exchange Commission. The Des Moines Bank does not undertake to update any forward-looking statements made in this announcement.

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I’ll start the call with a few introductory remarks. After I’m done, we will answer questions that were submitted prior to the call and then open up the phone lines to give you an opportunity to ask any additional questions you may have.

•	Before I provide an update on our most recent merger news, I would like to take a few minutes and talk about the current strength of the Des Moines Bank - your cooperative.

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While I can’t reveal any Third Quarter results until they are publically available, I can tell you that we are in a financially strong position - advance levels are growing and we continue to have the largest membership in the Federal Home Loan Bank System.

•	It is because of this strong foundation that we have built that we have been able to have discussions with the Seattle Bank and consider a potential merger.

•	As we announced a week ago today, the boards of directors of the Federal Home Loan Banks of Des Moines and Seattle have approved an agreement to merge the two Banks. The approval was unanimous.

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We signed the agreement at a joint meeting of the two boards that took place in St. Louis. That meeting provided the directors of the two Banks the opportunity to get to know one another and to hear from Federal Housing Finance Agency Director Mel Watt, who is supportive of this combination.

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The boards of both Banks believe that this voluntary merger will create a combined entity that is stronger on a long-term basis than either institution on its own and in the best interests of the members of both Banks. As we’ve emphasized throughout the discussions, we believe that you will benefit from greater economies of scale, greater diversification of risk and access to a broader range of products and services.

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I hope that you’ve had an opportunity to review our 8-K filing and the merger agreement; if not, I encourage you to do so. Although many details regarding the merger have yet to be defined, the merger agreement addresses a number of fundamental attributes of the combined Bank, including its capital structure.

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We adopted several important guiding principles that have assisted with our decision-making throughout the merger process. The strategic framework we have in place to help guide our decisions includes components related to governance and leadership, maintaining a high level of service to our members, strong financial condition, long-term strength and benefits and similarities between districts and Banks.

•	We believe that the merger agreement addresses these aspects of our strategic framework and accomplishes our objectives.

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We believe your access to liquidity and long-term funding will not be compromised in any way as a result of the merger. We are absolutely committed to providing that the transaction does not jeopardize this fundamental value of membership. Over the long term, the merger should strengthen our financial position and thus provide that your

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Federal Home Loan Bank cooperative remains a reliable source of liquidity and funding.

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The combined Bank's capital plan will be based on our existing capital plan, with some modifications still to be defined, to facilitate the transition to the combined Bank by the Seattle Bank’s members.

•	There will be no change to Des Moines Bank stock.

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We also expect that the members of both Banks will benefit from an enhanced set of products and services. We anticipate that products offered by the Seattle Bank that are not currently offered by the Des Moines Bank would be offered to all members of the combined institution. Also, we do not anticipate that there will be any changes to the MPF program.

•	Additionally, the Des Moines Bank’s credit and collateral policies and procedures will remain unchanged except for the addition of some new collateral categories.

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The combined Bank’s headquarters will be located in Des Moines; however, a satellite office will be maintained in the Northwest. We will provide more information on this aspect of the merger as plans fully develop.

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The board of directors of the combined Bank will be composed of the current 29 members of both boards: 15 will be members of the Des Moines Bank’s board and 14 will be members of the Seattle Bank’s Board.

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The chair of the Des Moines Bank’s board will be the chair of the board of directors of the combined Bank and the chair of the Seattle Bank’s board will be the vice chair of the combined Bank, for two years following the effective date of the merger.

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Dick Swanson, the current president and CEO of the Des Moines Bank, and Mike Wilson, the current president and CEO of the Seattle Bank, will be co-executive leaders of the combined institution, with Dick serving as CEO and Mike as president.

•	The approval and execution of this agreement are important steps forward in a merger process, but not by any means the last.

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The next step in the process is submission of the merger application to our regulator, the Federal Housing Finance Agency. If the Finance Agency approves the merger, the members of both Banks will need to approve the agreement. We expect that vote to take place during the first half of 2015.

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We will provide you with detailed information about the voting process as the time approaches, but know that you will have at least 30 calendar days to vote after our distribution of a copy of the authorized merger agreement, the relevant disclosure statement and your ballot.

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If the agreement is approved, the effective date of the merger will likely be sometime toward mid-2015. Complete systems integration could take a bit longer, but we aim to be ready to serve our members as one Bank right from the effective date.

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In the meantime, it is expected to be business as usual for us - and for you. We plan to be here to provide you with liquidity and funding to help you manage your business and meet the needs of your customers and communities.

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The boards and leadership teams of both Federal Home Loan Banks are committed to this shared mission, as well as to transparency and collaboration in the merger process. Both have enthusiastically embraced this merger. We strongly believe that combining our resources will allow us to increase our efficiency, generate greater returns and serve all of you more effectively.

•	We will now address the questions that we received prior to the call.

ADDRESS PRESUBMITED QUESTIONS

•	We will now open up the phone lines if there are any additional questions.

WRAP-UP AFTER QUESTIONS

•	Thanks again for joining us on the call and for your support of your cooperative.

•	If you have any further questions, comments, or concerns, please don’t hesitate to contact your relationship manager, any member of the Bank’s management team or your member director.

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This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines (Des Moines Bank) and the Federal Home Loan Bank of Seattle (Seattle Bank) (together, the Banks). These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including those relating to the ability of the Banks to obtain Federal Housing Finance Agency (FHFA) and member approvals relating to the merger, the completion of the merger, the accounting effects relating to a merger, and the management, operation, and products and services of a combined bank if the merger is completed, may differ materially from those expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability of the parties to obtain the required approvals relating to the merger (including from the FHFA and the Banks’ members) and to complete the merger, the ability of the parties to complete a transaction pursuant to the terms of the merger agreement, the ability to realize the expected benefits and efficiencies of a merger, potential costs, liabilities, and delays relating to a merger, general economic and financial market conditions, and other internal and external factors that may affect the ability to complete or the reasons for a merger. Additional factors are discussed in the Des Moines Bank’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. The Des Moines Bank does not undertake to update any forward-looking statements made in this announcement. The descriptions of the merger agreement and proposed bylaws and capital plan provisions of the combined bank included herein are qualified in their entirety by reference to the merger agreement and form of bylaws and capital plan filed as Exhibit 2.1 to the current report on Form 8-K filed by the Federal Home Loan Bank of Des Moines on September 25, 2014.

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